EXHIBIT 3.3


FILED                             C0118210
IN THE OFFICE OF THE              RECEIVED
SECRETARY OF STATE OF THE         SEP 16 1999
STATE OF NEVADA                   UTAH DIVISION OF CORP. & COMM. CODE
SEP 14 1999                       State of Utah
no.  C21061-99                    Department of Commerce
/s/ Dean Heller                   Division of Corporations and Commercial Code
DEAN HELLER, SECRETARY OF STATE   I hereby certify that the foregoing has
                                  been filed and approved on the 16 day of
                                  Sept. 1999 in the office of this
                                  Division and hereby issue this
                                  Certificate thereof.
                                  Examiner    BS   Date 9/20/99
                                  State Seal /s/Lorena P. Riffo
                                              Division Director


                              ARTICLES OF MERGER
                                      OF
                                 DRACO CORP.
                             (a Utah corporation)
                                     AND
                             DRACO HOLDING CORP.
                            (a Nevada corporation


To the Secretaries of
State of Utah and Nevada

     Pursuant to the provisions of Section 16-10a-1105 of the Utah Revised Business Corporation Act, and Section 92A.190 of the Nevada Revised Statutes, it is hereby certified that:

      1. The names and addresses of the merging corporations are Draco Corp., 4848 South Highland Drive, #353, Salt Lake City, Utah 84117, which is a corporation organized under the laws of the State of Utah ("Draco - Utah"), and Draco Holding Corp., 135 West 900 South, Salt Lake City, Utah 84101, which is a business corporation organized under the laws of the State of Nevada ("Draco - Nevada").

      2. The following is the Plan of Merger (the "Plan") for merging Draco-Utah with and into Draco - Nevada as approved by the Board of Directors and stockholders of each of said corporations (with the stockholders of Draco
- Utah being sometimes called the "Utah Stockholders"), pursuant to which Draco - Nevada will be the surviving corporation:

                                Plan of Merger

            1.1 Merger and Surviving Corporation. Draco - Utah will merge into Draco - Nevada being the "Surviving Corporation"; the separate existence of Draco - Utah shall cease, and the name of the Surviving Corporation shall become "Draco Holding Corp." Until amended, modified or otherwise altered, the Articles of Incorporation of Draco - Nevada shall continue to be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of Draco - Nevada shall continue to be the Bylaws of the Surviving Corporation.

            1.2 Share Conversion. Each outstanding or subscribed share of common stock of Draco - Utah (the "Draco - Utah Shares") shall, upon the effective date of the Plan, be converted into one share of common stock of Draco - Nevada; all fractional shares shall be rounded to the nearest whole share.

            1.3 Survivor's Succession to Corporate Rights. The Surviving Corporation shall thereupon and thereafter possess all rights, privileges, powers and franchises of public as well of a private nature, and be subject to all of the restrictions, disabilities and duties of Draco - Utah; and all and singular, the rights, privileges, powers and franchises of Draco - Utah, and all property, real, personal and mixed, and all debts due to Draco - Utah on whatever account as well for stock subscriptions as all other things in action or belonging to Draco - Utah shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Draco - Utah, and the title to any real estate vested by deed or otherwise in Draco - Utah shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of Draco - Utah shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

            1.4 Survivor's Succession to Corporate Acts, Plans, Contracts, etc. All corporate acts, plans, policies, contracts, approvals and authorizations of Draco - Utah and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Draco - Utah. The employees of Draco - Utah shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Draco - Utah.

             1.5 Survivor's Rights to Assets, Liabilities, Reserves, etc. The assets, liabilities, reserves and accounts of Draco - Utah shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of Draco - Utah, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

             1.6 Resignations of Present Directors and Executive Officers of the Surviving Corporation and Designation of New Directors and Executive Officers. On closing, the present directors and executive officers of Draco - Nevada shall resign, in seriatim, and designate the directors and executive officers of Draco - Utah to serve in their place and stead, until the next respective annual meetings of the stockholders of Board of Directors of the Surviving Corporation, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

            1.7 Principal Office. The principal executive office of the Surviving Corporation shall be located at 135 West 900 South, Salt Lake City, Utah, 84101. The Surviving Corporation shall also maintain a registered office in the State of Nevada at 502 East John Street, Carson City, Nevada 89706.

            1.8 Adoption. The Plan shall be adopted by the Board of Directors of Draco - Nevada, and by the Draco - Utah Stockholders.

            1.9 Dissenters' Rights and Notification. As the Plan requires the affirmative vote of the outstanding voting securities of Draco - Utah, dissenters' rights are not applicable under the Plan;

            1.10 Delivery of Certificates of the Draco - Utah Stockholders. The transfer of the Draco - Utah Shares by the Draco - Utah Stockholders shall be effected by the delivery to Draco - Nevada or its transfer agent of certificates representing the Draco - Utah Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Draco - Nevada and with any necessary transfer taxes and other revenue stamps affixed and acquired at the expense of the Draco - Utah Stockholders, and on receipt thereof to the satisfaction of the Surviving Corporation, stock certificates representing shares in Draco - Nevada shall be issued and delivered to the Draco - Utah Stockholders.

            1.11 Further Assurance. At the Closing and from time to time thereafter, the parties shall execute such additional instruments and take such other action as may be reasonably required or necessary to carry out the terms and provisions hereof.

            1.12 Effective Date. The Effective Date of the Plan shall be the date when the Articles of Merger are filed and accepted by the Secretary of State of Nevada and at such time as all applicable provisions of the Nevada Revised Statutes have been met, and in compliance with Section 16-10a-1104(5) of the Utah Revised Business Corporation Act.

      3. The Plan has been approved by the respective Board of Directors of Draco - Nevada and Draco - Utah and the stockholders of Draco - Utah, in accordance with the provisions of Section 92A.120 of the Nevada Revised Statutes. Draco - Utah has one class of outstanding securities, common; Draco
- Utah owns 100% of the outstanding shares of Draco - Nevada and therefore the vote of the stockholders of Draco - Nevada is not required.

      4. The applicable provisions of the Nevada Revised Statutes relating to the merger of Draco - Utah with and into Draco - Nevada will have complied with upon compliance with any of the filings and recording requirements thereof.

      5. The merger herein provided for shall become effective in the State of Nevada of the date of filing hereof.

                      DRACO CORP., a Utah corporation



Date:    9/13/99      By /s/ Steve D. Moulton
      ------------       -------------------------------------
                             Steven D. Moulton, Secretary


Date:    9/13/99      By /s/ Lane Clissold
      ------------       -------------------------------------
                             Lane Clissold, President

STATE OF UTAH        )
                     :ss.                   [Notary Seal]
COUNTY OF SALT LAKE  )

     Personally appeared before me this 13th day of September, 1999, Steven D. Moulton and Lane Clissold, who duly acknowledged to me that they are the President and Secretary, respectively, of Draco Corp., a Utah corporation, and that they are authorized to and did execute the foregoing Articles of Merger.


                                    /S/ Lynda Robinson
                                    ---------------------------
                                    NOTARY PUBLIC


                                    DRACO HOLDING CORP., a Nevada
                                    corporation


Date:    9/13/99                    By /s/ Lane Clissold
      -------------------             ----------------------------
                                    Lane Clissold, President



Date:    9/13/99                    By /s/ Steven D. Moulton
      ------------------              ----------------------------
                                    Steven D. Moulton, Secretary


STATE OF UTAH           )
                        :ss.        [NOTARY SEAL]
COUNTY OF SALT LAKE     )

       Personally appeared before me this 13th day of September, 1999, Steven
D. Moulton and Lane Clissold, who duly acknowledged to me that they are the President and Secretary, respectively, of Draco Holding Corp., a Nevada corporation, and that they are authorized to and did execute the foregoing Articles of Merger.


                                          /S/ Lynda Robinson
                                          ----------------------------
                                          NOTARY PUBLIC